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                                      AYP CAPITAL
                            CONSOLIDATED STATEMENT OF INCOME

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                                                           Quarter Ended      Year-to-Date Ended   Twelve Months Ended
                                                           March 31, 1999       March 31, 1999       March 31, 1999

ELECTRIC OPERATING REVENUES                                      31,673,829           31,673,829           229,563,939

OPERATING EXPENSES:
   Operation:
     Fuel                                                         5,399,347            5,399,347            21,512,172
     Purchased Power & Exchange                                  22,725,737           22,725,737           193,061,280
     Other                                                        1,238,327            1,238,327             6,563,821
   Transmission & Distribution                                      525,039              525,039             2,401,936
   Cust. Accts & Services                                           232,620              232,619             2,214,000
   Administrative & General                                       1,616,868            1,616,868            11,000,329
Total Operation & Maintenance                                    31,737,937           31,737,937           236,753,537

   Depreciation                                                   1,444,385            1,444,385             5,816,869
   Taxes other than income taxes                                  1,429,756            1,429,756             6,621,892
   Federal and state income taxes                                (1,829,448)          (1,829,448)          (10,003,564)
              Total Operating Expenses                           32,782,630           32,782,630           239,188,735
              Operating Income                                   (1,108,801)          (1,108,801)           (9,624,796)

OTHER INCOME AND DEDUCTIONS:
   Other income (loss), net                                       1,421,065            1,421,065             1,152,779
             Total Other Income and Deductions                    1,421,065            1,421,065             1,152,779
             Income Before Interest Charges and
               Preferred Dividends                                  312,263              312,264            (8,472,017)

INTEREST CHARGES AND PREFERRED DIVIDENDS:
   Interest on other long-term obligations                        2,381,643            2,381,643             9,934,976
   Other interest                                                    25,732               25,732                73,182
            Total Interest Charges and
                Preferred Dividends                               2,407,375            2,407,375            10,008,158


Consolidated Net Income (Loss)                                   (2,095,111)          (2,095,111)          (18,480,175)

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                                                     Unaudited